Exhibit 10.3

DOW JONES & COMPANY, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

AGREEMENT between Dow Jones & Company, Inc., a Delaware corporation (hereinafter called the "Company"), and the employee to whom this restricted stock unit award (the "Award") has been granted and who has agreed to be subject to the terms of this Agreement (the "Recipient"),

W I T N E S S E T H:

1.

Grant of Award.  Pursuant to the provisions of the Dow Jones 2001 Long Term Incentive Plan (the "Plan") the Company hereby grants to Recipient, subject to the terms and conditions of the Plan and subject further to the fulfillment of the vesting conditions and to the other terms and conditions herein set forth, the right to receive the aggregate number of shares of Common Stock ($1.00 par value) of the Company ("Common Stock") of which Optionee has been given notice by the Company ("Notice"), as of the Date of Grant set forth in such Notice.

2.

Terms and Conditions.  The Award is subject to the following terms and conditions.

(a)  Vesting of Award.  Subject to paragraphs 2(c) and 2(d) hereof, this Award shall vest in accordance with the following schedule, provided the Recipient shall have remained in the employ of the Company or of an affiliate of the Company as defined in the Plan (any such affiliate being hereinafter called an "Affiliate") through such vesting dates:

Percent of Total Award That is Vested	Vesting Date
100%	Third Anniversary of Grant Date

(b)  Conversion of Restricted Stock Units and Issuance of Shares.  One share of Common Stock shall be issuable for each restricted stock unit that vests on the Vesting Date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement.  Thereafter, the Company will transfer such Shares to Recipient upon satisfaction of any required tax withholding obligations.  No fractional shares shall be issued under this Agreement.

(c)  Vesting in the Event of Death or Termination of Employment.

(1)  Notwithstanding any provision of paragraph 2(a) to the contrary, if Recipient's employment by the Company or an Affiliate shall terminate because of his or her death or permanent disability, then the Award shall vest on the third anniversary of the Grant Date as though Recipient had remained in continuous employment with the Company or an Affiliate.  If, upon the termination of Recipient's employment because of his or her retirement, Recipient shall have attained both 55 years of age and ten or more years of service with the Company or an Affiliate, then the Award shall vest on the third anniversary of the Grant Date as though Recipient had remained in continuous employment with the Company or an Affiliate. If Recipient's employment by the Company or an Affiliate shall be terminated without cause after the first anniversary of the Grant Date, then the Award shall vest as follows: (i)  for terminations after the first anniversary of the Grant Date but before the second anniversary of the Grant Date, one-third of the Award shall vest on the third anniversary of the Grant Date and (ii) for terminations after the second anniversary of the Grant Date but before the third anniversary of the Grant Date, two-thirds of the Award shall vest on the third anniversary of the Grant Date.

(2)  If Recipient's employment by the Company or an Affiliate shall terminate for any reason other than death, permanent disability, retirement or termination without cause as aforesaid, then the Award will terminate automatically and be forfeited to the Company immediately and without further notice unless otherwise provided by an agreement between the Recipient and the Company, or by a Company plan in which the Recipient participates) ; provided, however, that, except in the case of the Recipient's termination for cause, the Compensation Committee (the "Committee"), appointed pursuant to Section 3(a) of the Plan, in its sole discretion, may cause a portion of or all of the Recipient's Award to vest. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.

     (3)  Recipient shall be deemed to be terminated for “cause” if he or she is to be terminated because he or she (i) has been convicted of, or has pleaded guilty to, a felony, (ii) is abusing alcohol or narcotics, (iii) has committed an act of fraud, material dishonesty or gross misconduct in connection with the Company’s business (including, without limitation, an act that constitutes a material violation of the Company’s Code of Conduct), or (iv) has willfully and repeatedly refused to perform his or her duties after reasonable demand for such performance has been made by the Company.

(d)  Non-Transferability of Award.  This Award may not be sold, transferred, pledged, assigned or otherwise alienated at any time other than a transfer by will or by the laws of descent and distribution.  Any attempt to do so contrary to the provisions hereof shall be null and void.

(e)  Adjustments in Event of Change in Common Stock.  In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares with respect to which the Award has been granted shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to Recipient hereunder.  Any adjustment so made shall be final and binding upon Recipient.

(f)  Recipient Has No Rights as a Stockholder.  Recipient shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to Recipient.  As soon as practicable after such Shares are issued to Recipient, the Company shall pay Recipient an amount equal to the dividends Recipient would have received with respect to the Shares from the Grant Date through the date of such issuance if the Shares had been issued to Recipient on the Grant Date.

(g)  Award Confers No Rights with Respect to Continuance of Employment.  This Award shall not confer upon Recipient any right with respect to continuance of employment by the Company or any Affiliate, nor shall it interfere in any way with the right of Recipient's employer to terminate Recipient's employment at any time.

(h)  Compliance with Law and Regulations.  This Award and the obligation of the Company to deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed, and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(i)  Cancellation of Award.  The Committee may, with the consent of the Recipient, from time to time cancel all or any portion of this Award, and the Company's obligation in respect of such Award may be discharged either by (i) payment to the Recipient of an amount in cash equal to the fair market value at such time of the shares subject to the portion of the Award so cancelled, (ii) the issuance or transfer to the Recipient of shares of Common Stock of the Company equal to the number of shares subject to the portion of the Award so cancelled, or (iii) a combination of cash and shares as described above, all as determined by the Committee in its sole discretion.

(j)  Designation of Beneficiary.  Recipient may file with the Company a written designation of a beneficiary or beneficiaries hereunder (the "Beneficiary" and may from time to time revoke or change any such designation.  Any designation of Beneficiary shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such Beneficiary to any rights hereunder, the Committee may determine to recognize only the legal representative of Recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

3.  Recipient Bound by Plan.  Recipient hereby acknowledges that the Company has made a copy of the Plan available to him or her and Recipient agrees to be bound by all the terms and provisions thereof.

4.  Withholding of Taxes.  Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social security tax obligation (the “Tax Withholding Obligation”), the Recipient must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. The Recipient's acceptance of this Award constitutes his or her instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Recipient's behalf a whole number of Shares from those Shares issuable to the Recipient as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation.  Such Shares will be sold on the day the Tax Withholding Obligation arises (e.g., the Vesting Date) or as soon thereafter as practicable.  The Recipient will be responsible for all broker’s fees and other costs of sale, and he or she agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  To the extent the proceeds of such sale exceed the Recipient's Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Recipient through payroll or otherwise as soon as practicable.  The Recipient acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Recipient's Tax Withholding Obligation.  Accordingly, the Recipient agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

6.  Notices.  Any notice hereunder to the Company shall be addressed to it at its offices, P.O. Box 300, Princeton, New Jersey 08543-0300, Attention:  Stock Plan Administrator, and any notice hereunder to the Recipient shall be addressed to him or her at his or her address as shown on the Company's records, subject to the right of either party to designate at any time hereafter in writing some other address.

IN WITNESS WHEREOF, Dow Jones & Company, Inc. has caused this Agreement to be executed on its behalf by a Vice President and the Recipient has accepted the terms of this Agreement by electronic signature, both as of the Date of Grant.

Dow Jones & Company, Inc.
/s/ James A. Scaduto
By:	James A. Scaduto
Vice President, Human Resources

RSU Agreement-US (11.03)